SurfNet Media Group Kicks-Off U.S. Road Show - Travels to Major US Cities

New York City, NY (PRWEB) July 13, 2004 -- SurfNet Media Group (OTCBB: SFNM -
news), an Internet broadcast media and digital media communication and distribution company, is pleased to announce that Robert Arkin, its Chairman, and Eric Schedeler, its Executive Vice President, will travel to major financial cities throughout the United States to meet key members of the investment community and present at Friedland Capital's Undervalued Equities Conference on
July 14th in New York City.

The senior management team will visit New York, NY on Wednesday, July 14; Boca
Raton, FL on Wednesday, July 21; Atlanta, GA on Thursday, July 22; Irvine, CA
(Orange County, CA) on Tuesday, July 27; Los Angeles, CA on Wednesday, July 28;
and San Francisco, CA on Thursday, July 29. Last week, the management team visited New York, NY and Philadelphia, PA.

Friedland Capital's Undervalued Equities Conference enables select public companies to directly introduce their business, current operations and plans for the future, by invitation only, to key representatives of the investment community. In a challenging market climate, fund managers are increasingly focused on identifying companies that trade at a discount to book or net asset value, have low price-earnings and cash-flow multiples, and are headed by a talented management team. By bringing companies like SurfNet Media Group to the attention of the investment community, the Undervalued Equities Conference helps investment professionals learn about opportunities in a market that has been long known to outperform many other sectors.

Investors interested in attending the conference may contact Friedland Capital at 303-355-6566 or RSVP online (www.friedlandcapitalevents.com). The presentation will be webcast live at www.friedlandevents.com/webcasts.htm and available for replay in an archived version at the same location for 60 days.

Investors interested in meeting with Robert Arkin or Eric Schedeler privately during SurfNet's Road Show should contact Dara Podber at 201-420-7437.

About SurfNet Media Group, Inc.

SurfNet Media Group Inc. is an Internet broadcast media company based in Tempe,
AZ embracing freedom of speech, community, communication and commerce as rallying cries. SurfNet produces diverse audio content for targeted audiences streamed globally over the Internet 24/7. SurfNet's mission is to support free speech and expand communities utilizing the Internet as a vehicle for communication and commerce.

SurfNet produces approximately 75 original programs through its networks,
VoiceAmerica Radio (www.voiceamerica.com ) and BusinessAmerica Radio
(www.businessamericaradio.com ), providing an opportunity for talk show hosts with diverse interests and opinions to share their views on any subject in the
United States and throughout the world. In addition, SurfNet recently launched
Renegade Talk Radio ( www.renegadetalkradio.com ), which broadcasts 12 hours of live programming daily, offering edgy and provocative content designed to appeal to listeners who believe in the First Amendment and value freedom of speech.
SurfNet's music radio station, BoomBox Radio(R)www.boomboxradio.com , provides playtime for independent artists (indie music).

SurfNet's patented Metaphor technology is a new, cost-effective communications tool that facilitates rapid audience growth by loading to a website or desktop in seconds without downloading, streams audio and video content and modifies instantly from a single control point. Metaphor applications include a media player, an enterprise communications tool that bypasses email and viral contamination, and a multimedia toolbar and mini-web page.

SurfNet Media Group trades on the OTC market under the symbol, SFMN. Additional information can be found on SurfNet's website, www.surfnetmedia.com

Forward-looking Disclaimer

This release contains "forward-looking statements" within the meaning of Section
27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.
Words such as "intends", "expects", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Although SurfNet Media believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. A number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include the inability of SurfNet Media Group to obtain financing for technology development, business expansion or acquisitions; the reliability and availability of new technology in the related industries; financial, operational and other business problems associated with rapid business expansion or the acquisition of a number of businesses in a short period of time; and general and industry-specific economic conditions. SurfNet Media Group has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.